  EX-34.4
(logo) Reznick Group
ACCOUNTING*TAX*BUSINESS ADVISORY

Reznick Group, P.C.
7501 Wisconsin Avenue
Suite 400E
Bethesda, MD 20814-6583
Tel: (301) 652-9100

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Torchlight Loan Services, LLC

We have examined management's assertion, included in the accompanying
Certification Regarding Compliance with Applicable Servicing Criteria, that
Torchlight Loan Services, LLC, (the Company and the Asserting Party) complied with the servicing criteria set forth in Item 1122 (d) of the Securities and
Exchange Commission's Regulation AB for the special servicing platform for commercial mortgage-backed securities transactions that were issued on or after
January 1, 2006 for which the Company acted as special servicer as of and for the year ended December 31, 2011. Management has determined that the criteria set forth in sections 229.1122 (d)(1)(iii), (d)(2)(vi), (d)(3)(i)(C),
(d)(3)(i)(D), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(iv), (d)(4)(v),
(d)(4)(ix), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv) and
(d)(4)(xv) are not applicable to the activities performed by the Company, as a special servicer, with respect to the Platform. The commercial mortgage-backed securities transactions covered by this Platform are Credit Suisse Commercial
Mortgage Trust 2007-C2, Credit Suisse Commercial Mortgage Trust 2007-C4, GS
Mortgage Securities Corporation 2006-GG6, ML-CFC Commercial Mortgage Trust
2006-3, and Credit Suisse Commercial Mortgage Trust 2007-TFL1 (Hines Portfolio
Loan). The commercial mortgage-backed securities transactions covered by this
Platform also include Banc of America Commercial Mortgage Inc., Commercial
Mortgage Pass-Through Certificates, Series 2004-5 for the period August 12,
2011 (date the Company became special servicer) through December 31, 2011, GS
Mortgage Securities Corporation 2011-GC5 for the period October 13, 2011 (date the Company became special servicer) through December 31, 2011, J.P. Morgan
Chase Commercial Mortgage Securities Trust 2011-C4 for the period June 23, 2011
(date the Company became special servicer) through December 31, 2011 and J.P.
Morgan Chase Commercial Mortgage Securities Trust 2011-C5 for the period
September 29, 2011 (date the Company became special servicer) through December
31, 2011. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as
adopted by the Public Company Accounting Oversight Board (United States) and,
accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria, including tests on a sample basis of the servicing activities related to the Platform, determining whether the Company performed those selected activities in compliance with the servicing criteria during the specified period and performing such other procedures as we considered necessary in the circumstances. Our procedures were limited to selected servicing activities performed by the Company during the period covered by this report and, accordingly, such samples may not have included servicing activities related to each specific commercial mortgage-backed transaction

www.reznickgroup.com

(page)

(logo) Reznick Group
ACCOUNTING*TAX*BUSINESS ADVISORY

included in the Platform. Further, an examination is not designed to detect noncompliance arising from errors that may have occurred prior to the period specified above that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion.

In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year or period ended December 31, 2011 for the commercial mortgage-backed securitization trusts
Platform is fairly stated, in all material respects.

/s/ Reznick Group, P.C.

Bethesda, Maryland
March 14, 2012